GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. - Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------------      ----------------------------------------------------------
                                Give the SOCIAL                                             Give the EMPLOYER
For this type of account:       SECURITY number of --        For this type of account:      IDENTIFICATION
                                                                                            number of --
-------------------------------------------------------      ----------------------------------------------------------
1.   An individual's account    The individual               7.   Corporate account         The corporation

2.   Two or more individuals    The actual owner of          8.   Religious, charitable,    The organization
     (joint account)            the account or, if                educational or other
                                combined funds, the               tax-exempt organization
                                first individual on               account
                                the account (1)

3.   Custodian account of a     The minor (2)                9.   Partnership               The partnership
     minor (Uniform Gift to
     Minors Act)

4.   a. A revocable savings     The grantor-trustee (1)      10.  A broker or registered    The broker or nominee
        trust account (in                                         nominee
        which grantor is also
        trustee)

     b. Any "trust" account     The actual owner (1)
        that is not a legal or
        valid trust under
        state law

5.   Sole proprietorship        The owner (3)                11.  Account with the          The public entity
     account                                                      Department of
                                                                  Agriculture in the name
                                                                  of a public entity
                                                                  (such as a state or
                                                                  local government,
                                                                  school district or
                                                                  prison) that receives
                                                                  agricultural program
                                                                  payments
6.   A valid trust, estate or   Legal entity (Do not
     pension trust              furnish the
                                identifying number of
                                the personal
                                representative or
                                trustee unless the
                                legal entity itself
                                is not designated in
                                the account title.) (4)

--------------------------------------------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner and you may also enter the business or "doing business as" name. Use either the owner's social security number or the employer identification number of the business (if it has one).
(4) List first and circle the name of the legal trust, estate or pension trust.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number, or Form SS-4, Application for an Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number. United States resident aliens who cannot obtain a social security number must apply for an ITIN (Individual Taxpayer Identification Number) on Form W-7.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Even if you do not provide a TIN in the manner required, the payor is not required to backup withhold on any payments it makes if you are:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).
2.    The United States or any of its agencies or instrumentalities.
3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
4. A foreign government or any of its political subdivisions, agencies or instrumentalities.
5.    An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.    A corporation.
7.    A foreign central bank of issue.
8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
9. A futures commission merchant registered with the Commodity Futures Trading Commission.
10.   A real estate investment trust.
11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
12.   A common trust fund operated by a bank under section 584(a).
13.   A financial institution.
14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
15.   A trust exempt from tax under section 664 or described in section 4947.

The following types of payments are exempt from backup withholding with respect to payees of the types set forth in items 1 through 15, above.

o Interest and dividend payments. All listed payees are exempt except the payee in item 9.

o Broker transactions. All payees listed in items 1 through 13 are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments that are not subject to information reporting also are not subject to backup withholding.

Dividends and patronage dividends that generally are exempt from backup withholding include:

o     Payments to nonresident aliens subject to withholding under section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

o     Payments of patronage dividends not paid in money.

o     Payments made by certain foreign organizations.

o     Section 404(k) distributions made by an ESOP.

Interest payments that generally are exempt from backup withholding include:

o Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

o     Payments described in section 6049(b)(5) to nonresident aliens.

o     Payments on tax-free covenant bonds under section 1451.

o     Payments made by certain foreign organizations.

o     Mortgage interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding.

FILING INSTRUCTIONS

FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

PENALTIES

(1) Penalty for Failure to Furnish Taxpayer Identification Number-If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding-If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information-Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Number-If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.